Exhibit 99.1

CEA Industries (BNC) Reports FY Q2 2026 Earnings Results

●	Fiscal Q2 2026 (which began on Aug 1, 2025 and ended Oct 31, 2025) included a $500M private placement, fueling BNC’s digital assets treasury transformation.
●	World’s Largest BNB Treasury with over 500,000 BNB held, providing unmatched exposure to a leading digital asset ecosystem.

LOUISVILLE, CO, — CEA Industries Inc. (NASDAQ: BNC), (“BNC” or the “Company”), today reported financial results for its second fiscal quarter ended October 31, 2025.

“This quarter marked the definitive transformation into our new identity as BNC,” said David Namdar, CEO of CEA Industries. “By closing a $500 million financing round, launching our new ticker, and rapidly accumulating over 500,000 BNB tokens, we have successfully laid the foundation for our DAT strategy. With a strengthened Board of Directors, a launched share repurchase program, and a capital structure characterized by minimal debt, we are moving forward with a fortified balance sheet and a deep commitment to delivering shareholder value through our strategic BNB holdings.”

Fiscal Quarter and Subsequent Financial and Operational Highlights

●	Fiscal Q2 2026 Net Income: $283.6 million, inclusive of $206.8 million gain on change in fair value of warrant liability
●	Fiscal Q2 2026 EPS: $5.36
●	Closed Transformational Financing: The Company closed a $500 million private placement on August 5, 2025. The offering has the potential to deliver up to $1.25 billion in gross proceeds if all associated warrants are exercised.
●	New Nasdaq Ticker: On August 6, 2025, the Company’s common stock began trading on the Nasdaq under new ticker symbol “BNC”.
●	Strategic Accumulation: Began the accumulation of BNB and during the quarter exceeded 500,000 BNB tokens.
●	Governance Expansion: The Board further strengthened its expertise and breadth of experience, appointing Dr. Russell Read as an independent director, who brings a strong track record of investment management, financial services, and executive leadership. The Board also appointed Carly E. Howard and Annemarie Tierney as independent directors, adding considerable digital asset, legal and regulatory knowledge as well as governance experience.
●	Transparency Initiatives: Announced and launched an investor dashboard to provide shareholders with real-time visibility into the Company’s digital asset holdings and performance.
●	Share Repurchase Program: Announced a $250 million stock buyback program reflecting management’s confidence in the Company’s intrinsic value, and acquired 1.8 million shares of common stock for $11.3 million, for an average price of $6.27 per share under the program, including $4.4 million of shares acquired during the quarter.

Business Outlook

Looking ahead, CEA Industries remains committed to the disciplined execution of its digital asset treasury strategy, which is designed to complement and strengthen its operating businesses. The Company will continue to strategically deploy significant capital acquiring additional BNB, with the publicly stated goal of owning 1% of the total BNB supply, while continuing to make opportunistic share repurchases.

About CEA Industries Inc.

CEA Industries Inc. (Nasdaq: BNC) is a growth-oriented company that has focused on building category-leading businesses in consumer markets, including building and managing the world’s largest corporate treasury of BNB.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties. This press release specifically contains forward-looking statements regarding BNC’s expectations or beliefs regarding (i) the Company’s position as the largest BNB treasury in the world; (ii) the long-term growth and adoption of the BNB ecosystem; (iii) BNC’s role in advancing BNB’s global adoption; (iv) the growth of interest from institutional partners and investors worldwide; (v) BNC being the most trusted and strategically positioned digital asset treasury; (vi) BNC’s ability to scale its holdings and introduce innovative structures, which result in lasting value to stockholders and (vii) updates and expansion of the dashboard. BNC wishes to caution readers that these forward-looking statements may be affected by the risks and uncertainties in BNC’s business as well as other important factors may have affected and could in the future affect BNC’s actual results and could cause BNC’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of BNC. In evaluating these forward-looking statements, readers should consider various risk factors, which include, but are not limited to, BNC’s ability to keep pace with new technology and changing market needs; BNC’s ability to finance its current business and proposed future business, including the ability to finance the continued acquisition of BNB; the competitive environment of BNC’s business; and the future value and adoption of BNB. Actual future performance outcomes and results may differ materially from those expressed in forward-looking statements. Forward-looking statements are subject to numerous conditions and risks, many of which are beyond BNC’s control. In addition, these forward-looking statements and the information in this press release is qualified in its entirety by cautionary statements and risk factor disclosures contained in BNC’s filings with the SEC, including BNC’s Form 10-K filed with the SEC on March 27, 2025, and Form 10-KT filed with the SEC on July 25, 2025, each as may be amended or supplemented from time to time. Copies of BNC’s filings with the SEC are available on the SEC’s website at www.sec.gov. BNC undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

CEA Industries Media Inquiries:

Edelman Smithfield

CEA@edelmansmithfield.com

CEA Industries Investor Relations:

james@haydenir.com